Exhibit (a)(3)(4)

Freeline Therapeutics

Holdings plc

Court Meeting and General Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on February 6, 2024 for action to be taken.

2024 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES
Freeline Therapeutics Holdings plc (the “Company”)

ADS CUSIP No.:	35655L206 (freely transferable ADSs).
35655L875 (restricted ADSs).

ADS Record Date:	January 12, 2024.

Meeting Specifics:	Court Meeting – February 12, 2024 at 2:30 PM (London time) at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 22 Bishopsgate, London, EC2N 4BQ. United Kingdom,

General Meeting – February 12, 2024 at 2:45 PM (London time) at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, at 22 Bishopsgate, London, EC2N 4BQ. United Kingdom,.

Meeting Agenda:	Please refer to the “Notice of Court Meeting” and “Notice of General Meeting” attached to the shareholder circular published by the Company on January 18, 2024 (the “Scheme Document”). A copy of the Scheme Document is available on the Company’s website at https://www.freeline.life/investors/sec-filings.

Depositary:	Citibank, N.A.

Deposit Agreement:	Deposit Agreement, dated as of August 11, 2020, and as amended by Amendment No. 1 to the Deposit Agreement, dated as of May 12, 2023, by and among the Company, the Depositary and all Holders and Beneficial Owners of ADSs (as amended from time to time, the “Deposit Agreement”). All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Deposit Agreement.

Deposited Securities:	Ordinary Shares, with a nominal value of £0.00001 per share, of the Company (“Shares”).

Custodian:	Citibank, N.A. (London).

The undersigned being the Holder and Beneficial Owner, as of the ADS Record Date, of the American Depositary Share(s) issued under the Deposit Agreement and identified on the reverse side hereof (such American Depositary Shares, the “ADSs”) hereby authorizes and directs the Depositary to cause to be voted at the Court Meeting and General Meeting (collectively, the “Meetings”) (and any adjournment or postponement thereof) the Shares represented by the ADSs in the manner indicated on the reverse side hereof but subject to the terms of the Deposit Agreement. The Depositary has been advised by the Company that under the Articles of Association of the Company as in effect on the date of the Deposit Agreement and to be in effect at the time of the Meetings, voting at any meeting of shareholders of the Company will be decided on a poll.

Voting instructions may be given only in respect of a number of ADSs representing an integral number of Shares. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of voting instructions in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under any applicable law, the provisions of the Deposit Agreement, the Articles of Association of the Company and the rights attached to the Shares, to vote, or cause the Custodian to vote, the Shares (in person or by proxy) represented by such Holder’s ADSs in accordance with the voting instructions received from the Holders of ADSs.

Shares represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted (except as contemplated below). Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Shares represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated below. If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Shares represented by such Holder’s ADSs, the Depositary will deem such Holder to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Shares (whether or not voting instructions have been received in respect of such Shares from Holders as of the ADS Record Date) for the sole purpose of establishing quorum at a meeting of shareholders.

Please further note that in accordance with and subject to the terms of Section 3.5 of the Deposit Agreement, the Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner, including, but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

Please indicate on the reverse side hereof how the Shares are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the voting instructions contained therein.

Court Meeting

To approve (with or without modification) the scheme of arrangement pursuant to Part 26 of the UK Companies Act 2006 proposed to be made between Freeline Therapeutics Holdings plc (the “Company”) and certain Company shareholders (the “Scheme”) subject to the terms and conditions and as set out in the Scheme Document dated January 18, 2023.

General Meeting

Special Resolution: THAT: for the purpose of giving effect to the scheme of arrangement dated January 18, 2024 (the “Scheme”) between the Company and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman hereof, in its original form or subject to such modification, addition or condition agreed between the Company and Bidco 1354 Limited and approved or imposed by the Court:

(i)	the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(ii)	with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 286 after existing article 285.

The full text of the amendment can be found in the “Notice of General Meeting” contained in the Scheme Document which is available at https://www.freeline.life/investors/sec-filings.

Full details of the Court Meeting and the General Meeting, with explanatory notes, are set out in the “Notice of Court Meeting” and the “Notice of General Meeting”, each of which is contained in the shareholder circular (including the exhibits to it) published by the Company on January 18, 2024 (the “Scheme Document”). It is recommended that you read the Scheme Document in full. A copy of the Scheme Document is available on the Company’s website https://freeline.life/investors/sec-filings.

The Depositary has been informed by the Company that its board of directors recommends you to vote FOR all resolutions.

A	Resolutions	Freeline Therapeutics Holdings plc

Court Meeting	For	Against

Court Meeting	☐	☐

General Meeting	For	Against	Vote Withheld

Special Resolution	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an Issue, the undersigned shall be deemed to have directed the Depositary to give Voting Instructions “FOR” the unmarked Issue.

If these Voting Instructions are signed and timely returned to the Depositary but multiple specific directions as to voting are marked above as to an Issue, the undersigned shall be deemed to have directed the Depositary to give an “VOTE WITHHELD” Voting Instruction for such Issue.

Please be sure to sign and date this Voting Instructions Card.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the line	Signature 2 - Please keep signature within the line	Date (mm/dd/yyyy)